UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 19, 2005
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On December 19, 2005, Delphi Corporation (“Delphi” or the “Company”) responded in writing to the request for comment from the United States Trustee on a shareholder request for the appointment of a statutory equity committee to represent holders of Delphi’s common stock in the chapter 11 cases filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of Delphi and its affiliated debtors and debtors in possession (collectively, the “Debtors”). The text of Delphi’s letter to the United States Trustee is included as Exhibit 99(a). The request for appointment of such a committee was made by Appaloosa Management L.P., a shareholder of Delphi, pursuant to Section 1102 (a) of the United States Bankruptcy Code (the “Bankruptcy Code”).
In its response, Delphi requested that the United States Trustee determine that it is premature to appoint an equity committee at this time and defer further consideration of the request at least until the Debtors file their statements of financial affairs and schedules of assets and liabilities in January 2006 and the United States Trustee has completed her conduct of the formal meeting of creditors required by Section 341 of the Bankruptcy Code (which is presently scheduled to take place in February 2006). Delphi also said that should the United States Trustee determine that a binding decision is required to be made at this early point in the Debtors’ chapter 11 cases — even before the Debtors’ first monthly operating report is filed later in December 2005 — the Debtors request that the United States Trustee determine not to exercise her statutory prerogative to form an equity committee.
Delphi noted that (i) official equity committees are rarely appointed in chapter 11 cases, (ii) Delphi’s Board of Directors (10 of the 12 of which are independent directors) will adequately represent all stakeholders in their role to maximize the enterprise value of the Debtors, and (iii) it is highly unlikely that common equity holders will receive any value in the chapter 11 cases on account of the equity securities of Delphi Corporation, the parent holding company, which interests the Debtors believe are “hopelessly insolvent.” Delphi noted that this observation is in stark contrast with the value of Delphi’s non-United States (“U.S.”) subsidiaries, which are not chapter 11 debtors, are continuing their business operations in the ordinary course of business without supervision from the Bankruptcy Court, and are not subject to the chapter 11 requirements of the Bankruptcy Code.
In light of the matters described in its response, Delphi considers the value of its common stock to be highly speculative and strongly cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in its common stock or other equity securities, or any claims relating to pre-petition liabilities.
The Company reiterated its commitment to use the chapter 11 process to address the competitiveness of Delphi’s core U.S. operations and to negotiate with its key stakeholders over their respective contributions to the restructuring plan, as well as its expectation to emerge from chapter 11 as a stronger, more financially sound business with viable operations that are well-positioned to advance global enterprise objectives. Delphi further emphasized that its response to the United States Trustee regarding pre-petition equity interests should have no impact on its current operations or liquidity.
Additional information regarding Delphi’s filing under the Bankruptcy Code, including access to court documents and other general information about the chapter 11 cases, is also available online at www.delphidocket.com.
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession (“DIP”) facility; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and current reports on Form 8-K. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company’s public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of Delphi’s common stock and other equity interests (such as options) should assume that they will not receive value as part of a plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing and as stated in its October 8, 2005 press release announcing the filing of its chapter 11 reorganization cases, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description
99 (a)	Text of the letter to the United States Trustee
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)
Date: December 20, 2005

By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Text of the letter to the United States Trustee